Exhibit 99.8


                      THIRD MODIFICATION OF LOAN DOCUMENTS

          This THIRD MODIFICATION OF LOAN DOCUMENTS (this "Agreement") made as of the 1st day of December, 2003 by and among PROMOTORA SERVIA, S.A. DE C.V., a, Mexican corporation, having an address at Genova 2, Desp. 302, Col. Juarez, Mexico, D.F. ("Borrower"), JOSE SERRANO, having an address at Genova 2, Despacho 30, Mexico D.F.C.P. 06600 and RAMON SERRANO, having an address at Genova 2, Despacho 30, Mexico D.F.C.P. 06600 (collectively, "Guarantors") and CITIBANK, N.A., a national banking association, having an office at 153 East 53rd Street, 17th Floor, New York, New York 10043 ("Lender").

                              W I T N E S S E T H:
                              - - - - - - - - - -

WHEREAS:

     A. Lender has made a loan (the "Loan") to Borrower in connection with which Lender is the owner and holder of

          (1) that certain Consolidated and Restated Promissory Note dated June 28, 2002 (the "Note") made by Borrower to Lender in the original principal amount of $23,150,000, which Note is governed by the Loan Agreement (as hereinafter defined) and secured by the Security Agreements, the Original
     Art  Pledge  and  the  Guaranty  (as  such  terms are hereinafter defined);

          (2) that certain Loan Agreement dated October 3, 2001 made by and among Borrower's predecessor-in-interest, Guarantors, certain other entities controlled by Guarantors ("Other Entities") and Lender, as amended by that certain Amendment No. 1 To The Loan Agreement dated as of December 3, 2001 made by and among Borrower's predecessor-in-interest, Guarantors and the Other Entities, by that certain Modification of Loan Agreement dated as of March 31, 2002 made by and between Borrower and Lender, by that certain Modification of Loan Agreement dated as of June 28, 2002 made by and between Borrower and Lender, by that certain Modification of Loan Documents dated as of September 6, 2002 made by and between Borrower and Lender and that certain Second Modification of Loan Documents dated as of July 1, 2003 made by and among Borrower, Guarantors and Lender (collectively, the "Loan Agreement");

          (3) the following security agreements (collectively, the "Security Agreements"): (a) that certain Security Agreement dated December 21, 2001 made by GE Capital Bank, S.A., Institucion de Banca Multiple, GE Grupo Financerio, as trustee ("GE Capital") for the benefit of Lender, (b) that certain Contrato de Caucion Bursatil dated December 26, 2001 made by GE Capital for the benefit of Lender, (c) that certain Contrato De Fideicomiso dated December 14, 2001 made by GE Capital for the benefit of Lender, (d) that certain Security Agreement dated June 28, 2002 made by Servicios Directivos Servia S.A. de C.V. ("Servicios") for the benefit of Lender, (e) that certain Contrato De Caucion Bursatil dated June 28, 2002 made by Servicios for the benefit of Lender, (f) that certain Ratification and Confirmation of Security Agreement dated as of July 1, 2003 made by Servicios for the benefit of Lender, (g) that certain Ratification and Confirmation of Security Agreement dated as of July 1, 2003 made by GE Capital for the benefit of Lender and (h) that certain Contrato De Caucion Bursatil dated as of July 1, 2003 made by Servicios for the benefit of Lender, which Security Agreements encumber all of the right, title, estate and interest of Borrower in and to certain Property (as defined in said Security Agreements);

          (4) that certain Assignment of Sale Proceeds dated as of October 3, 2001 made by Rossell S.P. (f/k/a Rossell Limited) ("Rossell") to Lender and ratified by Rossell by letter dated September 6, 2002 (the "Original Art Pledge");

          (5) that certain Pledge and Security Agreement dated as of July 1, 2003 made by Rossell for the benefit of Lender and that certain Contrato de Prenda dated as of July 1, 2003 made by Rossell for the benefit of Lender (collectively, the "New Art Pledge"); and

          (6) that certain Guaranty dated October 3, 2001 made by Guarantors for the benefit of Lender, as ratified by that certain Ratification and Confirmation of Guaranty dated as of March 31, 2002 made by Guarantors for the benefit of Lender, that certain Ratification and Confirmation of Guaranty dated as of June 28, 2002 made by Guarantors for the benefit of Lender, that certain Ratification and Confirmation of Guaranty dated as of September 6, 2002 made by Guarantors for the benefit of Lender and that certain Ratification and Confirmation of Guaranty dated as of July 1, 2003 (collectively, the "Guaranty").

The Note, Loan Agreement, Security Agreements, Original Art Pledge, the New Art Pledge and Guaranty, together with all other documents given in connection therewith or herewith, as same may have been or may be amended or modified from time to time, are sometimes hereinafter collectively referred to as the "Loan Documents";

     B. Borrower has failed to make the $1,000,000 principal installment payment due to Lender on November 1, 2003 and has advised Lender that Borrower will not be making the $1,000,000 principal installment payment due to Lender on December 1, 2003; and

     C. Borrower has requested Lender to forbear from exercising Lender's rights and remedies under the Loan Documents and Lender has agreed to do so provided and on condition that Borrower complies with all of the terms, provisions, covenants and conditions hereinafter set forth. (All terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Loan Documents.)


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
          NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth and other good and valuable consideration exchanged, the receipt and sufficiency of which is hereby acknowledged by each party hereto, it is agreed as follows:

          1.     Outstanding  Principal Balance.  Borrower and Guarantors hereby
                 ------------------------------
acknowledge and agree that the outstanding principal balance of the Loan as of the date hereof is EIGHT MILLION FOUR HUNDRED FORTY THOUSAND and 00/100 DOLLARS ($8,440,000) ("Principal Balance"), and that said sum, together with any and all monies or indebtedness due and owing under the Loan Documents (collectively, "Indebtedness"), including, but not limited to, principal, interest, accrued interest and advances, is due and payable to Lender in accordance with terms and provisions of the Loan Documents (as hereby modified) without offset, defense, claim or counterclaim of any kind or nature whatsoever.

          2.     Deferral  of  Monthly  Principal  Payments.  Provided  and  on
                 ------------------------------------------
condition that no other Event of Default has occurred and is continuing under the Loan Documents, Lender hereby agrees to defer the $1,000,000 monthly principal payments due to Lender on November 1, 2003 and December 1, 2003 (the "Deferred Payments") until January 1, 2004, time being of the essence with respect thereto. Borrower and Guarantors acknowledge and agree that $3,000 000 (representing the principal installment payments due on November 1, 2003, December 1, 2003 and January 1, 2004) shall be due and owing to Lender on January 1, 2004, and Borrower shall thereafter continue to make the $1,000,000 principal installment payments to Lender on the first day of each month as provided for in the Loan Documents. Borrower further acknowledges and agrees that interest shall accrue at the Default Rate (i.e., LIBOR plus 3.5% plus 4.0%) on the entire Principal Balance from November 15, 2003 until such time as the Deferred Payments are made to Lender.

          3.     Authority and Enforceability.  Borrower represents and warrants
                 ----------------------------
to Lender that the execution of this Agreement, the delivery by Borrower to Lender of all monies, items and documents provided for herein, Borrower's performance hereof and the transactions contemplated hereby have been duly authorized by the requisite action on the part of Borrower. This agreement constitutes the valid and binding obligation of Borrower and Guarantors and is enforceable against Borrower and Guarantors in accordance with its terms, provisions, covenants and conditions.

          4.     Financial  Condition.  Borrower  and  Guarantors  represent and
                 --------------------
warrant to Lender that Borrower's and Guarantors' financial condition is and shall remain such as to enable Borrower and Guarantors to perform all of Borrower's and Guarantors' monetary obligations as provided in this Agreement and the Loan Documents.

          5.     Continuous  Representations.  Borrower  and  Guarantors are and
                 ---------------------------
shall continue to be in compliance with all of the covenants, representations and warranties contained in the Loan Documents.

          6.     No  Defenses,  Set-offs, Claims or Counterclaims.  Borrower and
                 ------------------------------------------------
Guarantors represent and warrant to Lender that Borrower and Guarantors have no defenses, set-off, claims or counterclaims of any kind or nature whatsoever against Lender or Lender Parties (as hereinafter defined) with respect to this Agreement or the Loan Documents or Borrower's


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and  Guarantors'  obligations  hereunder or thereunder, or any action previously taken or not taken by Lender or Lender Parties with respect hereto or thereto or with respect to any security, interest, encumbrance, lien, or collateral given to Lender in connection herewith or therewith.

          7.     Waiver  and  Release.  Borrower  and  Guarantors  hereby
                 --------------------
unconditionally and irrevocably waive, release, and forever discharge Lender, and Lender's parent, affiliates, subsidiaries (such persons or parties being hereinafter collectively referred to as "Lender Entities") and Lender's and Lender Entities' agents, officers, directors, shareholders, partners, members and employees (Lender, Lender Entities and such other persons or parties being herein collectively referred to as "Lender Parties") from and against any and all rights, claims, counterclaims, actions or causes of action against Lender and/or Lender Parties, arising out of Lender's and/or Lender Parties' actions or inactions in connection with the Loan prior to the execution and delivery of this Agreement, or any security interest, lien or collateral given to Lender and/or Lender Parties in connection therewith, as well as any and all rights of set-off, defenses, claims, actions, causes of action and any other bar to the enforcement of this Agreement and/or the Loan Documents.

          8.     Partial  Invalidity.  In  the  event  any  one  or  more of the
                 -------------------
provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

          9.     Amendment.  This  Agreement shall not be amended or modified in
                 ---------
any way except by an instrument in writing executed by each of the parties hereto.

          10.     Choice  of  Law;  Service  of Process.  This Agreement and all
                  -------------------------------------
matters related hereto shall be construed and enforced in accordance with the laws of the State of New York as to validity, construction, performance and remedies without reference to principles of conflict of laws. Borrower and Guarantors hereby knowingly, voluntarily, intentionally, unconditionally and irrevocably consent to submit to personal jurisdiction in all state and federal courts located in the State and County of New York in any action or proceeding relating to this Agreement, the Loan or any of the Loan Documents. Service of any summons and complaint or other process in any such action or proceeding may be made upon Borrower and Guarantors by registered or certified mail, return receipt requested, at the address set forth herein, Borrower and Guarantors hereby waiving personal service thereof, or as may otherwise be permitted by law. Borrower and Guarantors hereby knowingly, voluntarily, intentionally, unconditionally and irrevocably (a) waive any rights of Borrower or Guarantors pursuant to the laws of Mexico or any other court or jurisdiction by virtue of which exclusive jurisdiction of the courts of Mexico or any other court or jurisdiction might be claimed; (b) waive any and all objections as to venue and any and all rights Borrower or Guarantors may have to seek a change of venue with respect to any action or proceeding; (c) waive any and all defenses granted by the laws of Mexico or any other country or jurisdiction unless such defenses are also allowed by the laws of the State of New York; and (d) agree that any final judgment rendered against Borrower and Guarantors in any such action or proceeding shall be conclusive and may be enforced in Mexico pursuant to applicable law or treaty or any other country or jurisdiction by suit on the judgment or in any manner provided by applicable law or treaty and expressly consents to the affirmation of the validity of any such judgment by the courts of Mexico or any other country or jurisdiction so as to permit execution thereon. Nothing herein shall affect the right of Lender to commence legal proceedings or otherwise proceed against Borrower or Guarantors in any other country or jurisdiction in which assets of the Borrower or Guarantors are located or to serve process in any other manner permitted by applicable law or treaty. Borrower or Guarantors further agree that any action or proceeding by Borrower or Guarantors against Lender in respect to any matters arising out of, or in any way relating to, this Agreement, the Loans or any of the Loan Documents shall be brought only in the State and County of New York. Borrower and Guarantors hereby represent and warrant that, to the best of Borrower's or Guarantors' knowledge, there are no treaties or laws which would preclude the recognition of any judgment rendered by any state or federal court sitting in the State of New York, and the enforcement of any such judgment, by the courts of Mexico, and Borrower and Guarantors agrees that Borrower and Guarantors shall interpose no defense or claim against and shall consent to the issuance of all necessary documents by the courts of Mexico in order to execute upon any such judgment.

          11.     Entire  Agreement.  This  Agreement  and  the  Loan  Documents
                  -----------------
constitute the entire agreement among the parties hereto with respect to the matters set forth herein, and there are no other agreements, understandings, warranties or representations with respect to said matters. Any exhibits annexed hereto are hereby incorporated herein by reference and made a part hereof. This Agreement is not intended to have any legal effect, or to be a legally binding agreement, or any evidence thereof, until this Agreement has been signed by each of the parties hereto, a fully executed counterpart has been delivered to Borrower and Guarantors, and all conditions to effectiveness hereunder have been satisfied.

          12.     Third Party Beneficiaries.  This Agreement is entered into for
                  -------------------------
the exclusive benefit of the parties hereto and (subject to the terms of Paragraph 13 hereof) no other party shall derive any rights or benefits herefrom.

          13.     Binding  Effect.  This  Agreement  shall  be  binding upon and
                  ---------------
inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and assigns.

          14.     Defaults.  The  failure  of  Borrower or Guarantors to fulfill
                  --------
any of the terms, provisions, covenants or conditions set forth in this Agreement or in any of the Loan Documents shall constitute a default under this Agreement and the Loan Documents which shall entitle Lender to exercise any and/or all of Lender's rights and remedies hereunder and/or thereunder and/or at law.

          15.     Loan Documents Continue.  Except as expressly provided in this
                  -----------------------
Agreement, all of the terms, provisions, covenants and conditions of the Loan Documents shall be and remain in full force and effect as written, unmodified hereby. Borrower and Guarantors hereby further ratify and acknowledge the continuing validity and enforceability of the Loan Documents as herein modified and the obligations and first liens evidenced thereby. In the event of any conflict between the terms, provisions, covenants and conditions of this Agreement and the Loan Documents, this Agreement shall control. This Agreement shall not waive, suspend, diminish or impair the Loan Documents or the obligations, liabilities, liens or security interests represented thereby.


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          16.     Construction.  This  Agreement  shall  be  construed  without
                  ------------
regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafter.

          17.     Notices.  All notices under this Agreement shall be in writing
                  -------
and shall be deemed sufficiently given or served for all purposes when delivered as set forth in the Loan Agreement.

          18.     Waiver  of  Trial  By  Jury.  Lender,  Borrower and Guarantors
                  ---------------------------
hereby knowingly, voluntarily, intentionally, unconditionally and irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or any of the other Loan Documents.

          IN WITNESS WHEREOF, the undersigned have executed and delivered this instrument as of the day and year first above written.


                                       LENDER:

                                       CITIBANK, N.A.


                                       By:  /s/ Catharine J. Pulver
                                            -----------------------------------
                                            Catharine J. Pulver
                                            Vice President


                                       BORROWER:

                                       PROMOTORA SERVIA, S.A. DE C.V.


                                       By:  /s/ Jose Serrano Segovia
                                            -----------------------------------
                                            Jose Serrano Segovia
                                            President


                                       By:  /s/ Ramon Serrano Segovia
                                            -----------------------------------
                                            Ramon Serrano Segovia
                                            President


                                       GUARANTORS

                                       /s/ JOSE SERRANO
                                       ----------------------------------------
                                       JOSE SERRANO

                                       /s/ RAMON SERRANO
                                       ----------------------------------------
                                       RAMON SERRANO


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